EXHIBIT 10.12

          AGREEMENT BETWEEN THE COMPANY AND MCI INTERNATIONAL LTD. CO.
                             DATED AUGUST 14, 2003



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                            MCI(R) SERVICE AGREEMENT

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MCI WORLDCOM COMMUNICATIONS, INC.            CHINA WIRELESS COMMUNICATIONS, INC.
201 Spear Street, 9th Floor                  7365 Village Square Dr. Suite 1611
San Francisco, CA  94105                     Castle Rock, CO  80108-9372



By: /s/ DAVID S. MULLER                      By:  /s/ PEDRO E. RACELIS III
   ---------------------------------            --------------------------------

Name:    David S. Muller                     Name:  Pedro E. Racelis III
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Title:   VP, Business Development            Title:   Vice President
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Date:     8/27/03                            Date:  August 14, 2003
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ACCEPTANCE  DEADLINE.  This Agreement is binding upon execution by both parties.
Acceptance of this Agreement by MCI is subject to Customer meeting MCI's standard credit terms and conditions, which may be based on commercially available credit reviews and to which Customer hereby consents. This Agreement shall be of no force and effect and the offer contained herein shall be deemed withdrawn unless this Agreement is executed by Customer and delivered to MCI on or before AUGUST 15, 2003.

This Agreement for MCI Services, together with any Attachments and Schedules made part hereof ("Agreement"), is made by and between MCI WORLDCOM COMMUNICATIONS, INC. ("MCI"), on behalf of itself and its affiliates and successors and CHINA WIRELESS COMMUNICATIONS, INC. ("Customer"). MCI or its providing affiliate will provide to Customer the Services as set forth herein. The rates, discounts, charges and credits set forth herein shall be effective the first day of the second full billing cycle following execution and delivery of this Agreement by Customer to MCI ("Effective Date").

                              TERMS AND CONDITIONS

1.   SERVICES.   MCI  will  provide  to  Customer the international, interstate, intrastate and local telecommunications services ("Services") identified in Attachment A to this Agreement.

2. TERM. The "Term" shall begin on the Effective Date and end upon the completion of thirty-six (36) monthly billing periods after the Acceptance Date, as defined in Attachment A, Section 1.3.2.

3. TARIFF AND GUIDE. MCI's provision of Services to Customer will be governed by MCI's international, interstate and state tariffs ("Tariff(s)") and MCI's "Service Publication and Price Guide" ("Guide"), each as supplemented by this Agreement. This Agreement incorporates by reference the terms of each such Tariff and the Guide. The Guide is available to Customer on MCI's internet website (www.mci.com) ("Website") and at MCI's offices during regular business hours at 22001 Loudoun County Parkway, Ashburn, Virginia 20147. MCI may modify the Guide from time to time, and any modification will be binding upon Customer. Except for new services, service features, service options or service promotions, which will become effective immediately upon their posting in the Guide on the Website, any modification made to the Guide will become effective beginning on the first day of the next calendar month following its posting on the Website or, thereafter, on the first day of the next service billing cycle whenever adjustments are made to rates or charges, provided that no modification shall become effective and binding on Customer until it has been posted in the Guide for at least fifteen (15) calendar days. The contractual relationship between MCI and Customer shall be governed by the following order of precedence:
(i) the Tariffs to the extent applicable, (ii) the provisions of this Agreement, and (iii) the Guide.

4. CHANGES TO THE GUIDE. If MCI makes any changes to the Guide (other than changes to Governmental Charges referenced below) which affect Customer in a material and adverse manner, Customer, as its sole remedy, may discontinue the affected Service without liability by providing MCI with written notice of discontinuance within sixty (60) days of the date such change is posted on the Website. Customer shall pay all charges incurred up to the time of Service discontinuance. MCI may avoid Service discontinuance if, within sixty (60) days of receipt of Customer's written notice, it agrees to amend this Agreement to eliminate the applicability of the material and adverse change. If a Service is discontinued hereunder, the Customer's AVC will be reduced, as appropriate, to accommodate the discontinuance. A "material and adverse change" shall not include, nor be interpreted to include, (i) the introduction of a new service or any new service feature associated with an existing service, including all terms, conditions and prices relating thereto, or (ii) the imposition of or changes to Governmental Charges.

5. RATES AND CHARGES. Customer agrees to pay the rates and charges set forth in this Agreement. In the event (i) Customer receives any services that are not the subject of rates, charges and discounts expressly set forth in this Agreement, or (ii) Customer purchases any services after the expiration of the Term, Customer shall pay MCI's standard rates as set forth in the Guide (or Tariffs, if applicable) for those services. Rates set forth in the Guide and Tariffs are subject to change.

      5.1     CURRENCY CONVERSION.

      (a) If MCI bills Customer in local currency, Customer will, in a subsequent bill, be billed for or receive credit for any applicable collection loss or gain, determined by comparing the amount of U.S. Dollars credited to MCI's account with the amount of the relevant dollar-based bill prior to its conversion to local currency.

      (b) MCI's agreement to bill Customer in local currency shall be valid only for those countries which permit the free transferability out of the country of funds which are readily convertible to U.S. Dollars. If at any time during the term of this Agreement, any international law, regulation or practice prohibits or significantly impedes MCI's ability to receive U.S. Dollars in payment of its international currency bills to Customer, the Customer should find an alternate solution to pay MCI's bills.

      (c) Where the charges of any overseas provider of a portion of the Service are converted to U.S. Dollars and/or to local billing


                                MCI CONFIDENTIAL
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   currency and included in Customer's invoices, the currency conversion will be made as of a predetermined date at the rates published in the Wall Street Journal. Any currency exchange loss or gain arising from billing as above and the actual settlement with the overseas providers, called Settlement Loss or Gain on Exchange, will be included in subsequent month's billing.

      (d) Customer acknowledges and agrees that all charges owed to MCI under this Agreement shall be paid by Customer to MCI in full, without deduction for any banking charge or fee (the "Additional Charges"). Customer further acknowledges and agrees that such Additional Charges are not the responsibility of MCI and are Customer's sole responsibility. Customer also acknowledges and agrees that Customer shall be solely responsible, as necessary, for complying with any exchange control or banking regulations of any of the countries related to the making or transfer of any payments due to MCI under this Agreement.

6. MINIMUM ANNUAL VOLUME COMMITMENT ("AVC"). Customer agrees to pay MCI no less than Three Hundred Thousand Dollars ($300,000) in Total Service Charges (as hereinafter defined) during each Contract Year. A "Contract Year" shall mean each consecutive twelve-month period of the Term commencing on the Acceptance Date. "Total Service Charges" shall mean all charges, after application of all discounts and credits, incurred by Customer for Services provided under this Agreement, specifically excluding: (a) taxes, tax-like charges and tax-related surcharges; (b) charges for equipment and colocation (unless otherwise expressly stated herein); (c) charges incurred for goods or services where MCI or an MCI affiliate acts as agent for Customer in its acquisition of goods or services;
(d) non-recurring charges; (e) "Governmental Charges" as defined below; (f) international pass-through access charges (i.e., Type 3/PTT) and charges for international access provided by MCI (i.e., Type 1) (unless otherwise expressly stated herein); and (g) other charges expressly excluded by this Agreement.

7. UNDERUTILIZATION CHARGES. If, in any Contract Year during the Term, Customer's Total Service Charges do not meet or exceed the AVC, then Customer shall pay: (a) all accrued but unpaid usage and other charges incurred under this Agreement; and (b) an "Underutilization Charge" in an amount equal to the difference between the AVC and Customer's Total Service Charges during such Contract Year.

8. GOVERNMENTAL CHARGES. MCI may adjust its rates and charges or impose additional rates and charges in order to recover amounts it is required or permitted by governmental or quasi-governmental authorities to collect from or pay to others in support of statutory or regulatory programs ("Governmental Charges"). Examples of such Governmental Charges include, but are not limited to, Universal Service funding, Primary Interexchange Carrier Charge cost recovery, and compensation payable to payphone service providers for use of their payphones to access MCI's service.

9. TAXES. All charges are exclusive of applicable federal, state, local, and foreign sales, use, excise, utility, gross receipts and value added taxes; other taxes and tax-like charges; and tax-related surcharges as provided in MCI's Tariffs and the Guide ("Taxes"), which Customer agrees to pay. If Customer provides MCI with a duly authorized exemption certificate, MCI will exempt Customer in accordance with law, effective on the date MCI receives the certificate. Taxes based on MCI's net income shall be MCI's sole responsibility; provided that, if Customer is required by the laws of any foreign tax jurisdiction to withhold income or profits taxes from a payment, within 90 days of the withholding Customer shall provide MCI with official tax certificates documenting remittance of the taxes. The tax certificates shall be in a form sufficient to document qualification of the taxes for the foreign tax credit allowable against MCI's U.S. corporation income tax, and shall be accompanied by an English translation. Upon receipt of the tax certificates, MCI will issue Customer a credit for the amounts represented thereby.

10. EARLY TERMINATION CHARGES. If: (a) Customer terminates this Agreement during the Term for reasons other than Cause; or (b) MCI terminates this Agreement for Cause pursuant to the Sections entitled "Termination for Cause" or "Termination by MCI," then Customer will pay, within thirty (30) days after such termination: (i) all accrued but unpaid charges incurred through the date of such termination, plus (ii) an amount equal to one hundred percent (100%) of the AVC for each Contract Year (and a pro rata portion thereof for any partial Contract Year) remaining in the unexpired portion of the Term on the date of such termination, plus (iii) a pro rata portion of any and all credits received by Customer.

11. PAYMENT. Customer agrees to prepay MCI for all Services, with payment due on the date of invoice. Payments must be made at the address designated on the invoice or other such place as MCI may designate. Amounts not paid on or before thirty (30) days from invoice date shall be considered past due, and Customer agrees to pay a late payment charge equal to the lesser of: (a) one and one-half percent (1.5%) per month, compounded, or (b) the maximum amount allowed by applicable law, as applied against the past due amounts. Customer must give MCI written notice of a dispute with respect to MCI charges or the application of Taxes within six (6) months of the date of the invoice, or such invoice shall be deemed to be correct and binding on Customer. Customer shall be liable for the payment of all fees and expenses, including attorney's fees, reasonably incurred by MCI in collecting, or attempting to collect, any charges owed hereunder. All Services will be billed in U.S. Dollars unless stated expressly otherwise.

   11.1 Customer's first payment, due on the Acceptance Date (as defined in Attachment A, Section 1.3.2), shall be in the amount of Eighty Thousand Dollars ($80,000). If the amount of the first invoice is greater than $80,000, Customer will pay the difference when Customer makes its second monthly payment. If the amount of the first invoice is less than the $80,000, the difference will be credited towards Customer's second monthly payment. Each monthly billing period thereafter, Customer will pay: (a) one month's monthly recurring charges for all Services ordered by Customer under Attachment A, plus the difference between the immediately preceding month's invoice total and the amount prepaid by Customer for such immediately preceding month's Services (if such prepaid amount is less than the invoice total); or (b) one month's monthly recurring charges for all Services ordered by Customer under Attachment A, less the difference between the immediately preceding month's invoice total and the amount prepaid by Customer for such immediately preceding month's Services (if such prepaid amount is more than the invoice total). For illustration purposes only, by way of example, if Customer's first invoice totals $85,000, then Customer's second monthly payment would equal $55,000, as follows: (i) the $5,000 difference between the first invoice and the $80,000 initial prepayment by Customer, plus (ii) the monthly recurring charges for the second month of Service (approximately $50,000, based on Customer's projected initial Service orders).

12. TERMINATION FOR CAUSE. Either party may terminate this Agreement for Cause. As to payment of invoices, "Cause" shall mean the Customer's failure to pay any invoice within five (5) days after the date of the invoice. For all other matters, "Cause" shall mean a breach by the other party of any material provision of this Agreement, provided that written notice of the breach has been given to the breaching party, and the breach has not been cured within thirty
(30) days after delivery of such notice.

13. TERMINATION BY MCI. MCI may discontinue service and/or terminate this Agreement immediately upon notice to Customer (a) if Customer fails, after MCI's request, to provide a bond or security deposit; (b) if Customer does not fully pay any undisputed invoices within five (5) days after the invoice date; or (c) if Customer provides


                                MCI CONFIDENTIAL
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false information to MCI regarding the Customer's identity, creditworthiness, or its planned use of the Services. MCI may discontinue service immediately, without notice, if interruption of service is necessary to prevent or protect against fraud or otherwise protect MCI's personnel, facilities or services.

14. TERMINATION FOR UNAVAILABILITY OF LEASED FACILITIES. MCI will attempt to procure the dedicated circuit(s) identified in Attachment A as "Leased Circuits," including the China IPL Circuit, as defined in Section 1.3.1 of Attachment A. MCI's ability to procure the Leased Circuit(s) is subject to availability of such circuit(s) from an alternate access provider. If MCI fails to enter into an agreement with an alternate access provider for the Leased Circuit(s) within thirty (30) days of the Effective Date, MCI will so notify Customer and the parties' obligations under this Agreement will terminate without liability or further obligation.

15. DISCONNECTION OF SERVICE. Customer shall provide sixty (60) days prior written notice for the disconnection of service. Notwithstanding any such termination, Customer will remain liable for any applicable early termination charges set forth in this Agreement. For a service disconnect notice to be effective, Customer must receive a confirmation from MCI's Customer Service organization stating that the disconnect notice was received and accepted.

16. CUSTOMER-OBTAINED FACILITIES. Customer is responsible for obtaining, installing, and maintaining all equipment, software, wiring, power sources, telephone connections and/or communications services necessary for use in conjunction with the Services ("Customer Facilities") (including but not limited to Customer Facilities for use in conjunction with the Leased Circuit(s)).
Customer is responsible for ensuring that the Customer Facilities are and continue to be compatible with the Services. MCI is not responsible for the availability, capacity or condition of any Customer Facilities associated with the Services.

17. CONFIDENTIAL INFORMATION. Commencing on the date Customer executes this Agreement and continuing for a period of three (3) years from the termination of this Agreement, each party shall protect as confidential, and shall not disclose to any third party, any Confidential Information received from the disclosing party or otherwise discovered by the receiving party during the Term of this Agreement, including, but not limited to, the pricing and terms of this Agreement, and any information relating to the disclosing party's technology, business affairs, and marketing or sales plans (collectively the "Confidential Information"). The parties shall use Confidential Information only for the purpose of this Agreement. The foregoing restrictions on use and disclosure of Confidential Information do not apply to information that: (a) is in the possession of the receiving party at the time of its disclosure and is not otherwise subject to obligations of confidentiality; (b) is or becomes publicly known, through no wrongful act or omission of the receiving party; (c) is received without restriction from a third party free to disclose it without obligation to the disclosing party; (d) is developed independently by the receiving party without reference to the Confidential Information, or (e) is required to be disclosed by law, regulation, or court or governmental order.

18. ACCEPTABLE USE. Use of the Service(s) and related equipment and facilities must comply with the then-current version of the MCI Acceptable Use Policy ("Policy") for the countries from which Customer uses them (see
www.mci.com/terms). MCI reserves the right to suspend or terminate Service effective upon notice for a violation of the Policy. Customer will indemnify and hold harmless MCI from any losses, damages, costs or expenses resulting from any third-party claim or allegation which if true, would constitute a violation of the Policy. Each party will promptly notify the other of any such claim.

19. DOMAIN NAMES. Customer will indemnify MCI for cost or liability arising from Customer's use of any domain name registered or administered on Customer's behalf that violates the service mark, trademark or other intellectual property rights of any third party. Customer irrevocably waives any claims against MCI that may arise from the acts or omissions of domain name registries, registrars or other authorities. Any violation of this Section is deemed a material breach establishing Cause for termination.

20. DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, MCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MCI SERVICES, RELATED PRODUCTS, EQUIPMENT, SOFTWARE OR DOCUMENTATION. MCI SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR TITLE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS. MCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY LEASED CIRCUIT(S), MCI'S ABILITY TO PROCURE ANY LEASED CIRCUIT(S), OR ANY OTHER SERVICE PROVIDED BY MCI IN CONNECTION THEREWITH.

21. DISCLAIMER OF CERTAIN DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS, OR GOODWILL, ARISING IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF TORT, CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR NEGLIGENCE, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

22. LIMITATION OF LIABILITY. THE TOTAL LIABILITY OF MCI TO CUSTOMER IN CONNECTION WITH THIS AGREEMENT, FOR ANY AND ALL CAUSES OF ACTIONS AND CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, SHALL BE LIMITED TO THE LESSER OF: (A) DIRECT DAMAGES PROVEN BY CUSTOMER; OR (B) THE AMOUNT PAID BY CUSTOMER TO MCI UNDER THIS AGREEMENT FOR THE ONE (1) MONTH PERIOD PRIOR TO ACCRUAL OF THE MOST RECENT CAUSE OF ACTION. NOTHING IN THIS SECTION SHALL LIMIT MCI'S LIABILITY: (A) IN TORT FOR ITS WILLFUL OR INTENTIONAL
MISCONDUCT; OR (B) FOR BODILY INJURY OR DEATH PROXIMATELY CAUSED BY MCI'S NEGLIGENCE; OR (C) LOSS OR DAMAGE TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY MCI'S NEGLIGENCE.

23. FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement (other than a failure to comply with payment or surety obligations) shall not be a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including without limitation, acts of God, embargoes, governmental restrictions, strikes, riots, wars or other military action, civil disorders, rebellion, fires, floods, vandalism, or sabotage. Market conditions and/or fluctuations (including a downturn of Customer's business) shall not be deemed force majeure events. The party whose performance is affected by such events shall promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended to the extent caused by the force majeure and so long as the force majeure continues, and the time for performance of the affected obligation hereunder shall be extended by the length of the delay caused by the force majeure event.

24. ASSIGNMENT. Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that MCI


                                MCI CONFIDENTIAL
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

may assign this Agreement to an affiliate or successor without the Customer's written consent.

25. SERVICE MARKS, TRADEMARKS AND NAME. Neither MCI nor Customer shall: (a) use any service mark or trademark of the other party; or (b) refer to the other party in connection with any advertising, promotion, press release or publication unless it obtains the other party's prior written approval.

26. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles. Non-U.S. Services shall be subject to applicable local laws and regulations in any countries where such Services originate or terminate, including applicable locally filed Tariffs.

27. COMPLIANCE WITH LAWS. All Services are provided subject to applicable local laws and regulation, including the applicable Tariffs and price lists of MCI, in the countries in which Service is provided. MCI is and shall be considered to be the exporter for purposes of U.S. export control laws and regulations for all software, hardware, equipment and technical staff provided by MCI under this Agreement to Customer's non-U.S. locations. In addition, to the extent that Customer may be considered an exporter or re-exporter under the U.S. Export Control laws, MCI agrees to provide to Customer all information necessary to assist Customer to comply with such laws, including without limitation, accurate statements regarding the classification of MCI products. Customer is responsible for complying with all laws and regulations including without imitation, (i) local license or permit requirements, (ii) export, import and customs laws and regulations (such as the export and re-export controls under U.S. Export Administration Regulations and/or similar regulations of the U.S. or any other country) which may apply to certain equipment, software and technical data provided hereunder, and (iii) foreign corrupt practices acts. Notwithstanding the foregoing, MCI does not represent that any necessary import, export or customs licenses or approvals will be granted with respect to Services provided hereunder.

28. NOTICE. All notices (including Customer's notice of disconnect), requests, or other communications (excluding invoices) hereunder shall be in writing and either transmitted via overnight courier, electronic mail, hand delivery or certified or registered mail, postage prepaid and return receipt requested to the parties at the following addresses. Notices will be deemed to have been given when received. The cancellation of Service will be effective sixty (60) days after MCI receives written notice of cancellation.


            TO MCI                                    WITH A COPY TO:
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MCI WORLDCOM Communications, Inc.            MCI WORLDCOM Communications, Inc.
--------------------------------------------------------------------------------
6312 S. Fiddlers Green Circle, Suite 600     201 Spear Street, 9th Floor
Englewood, CO  80111                         San Francisco, CA  94105
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Attn: Director, Commercial Accounts          Attn:  Business Transactions Law &
                                                    Public Policy
--------------------------------------------------------------------------------

To Customer:    At the address provided on Page 1.

29. ENTIRE AGREEMENT. This Agreement (and any Attachments and other documents incorporated herein by reference) constitutes the entire agreement between the parties with respect to the Services ordered under this Agreement and supersedes all other representations, understandings or agreements that are not expressed herein, whether oral or written. Except as otherwise set forth herein, no amendment to this Agreement shall be valid unless in writing and signed by both parties.



                                MCI CONFIDENTIAL
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                                  ATTACHMENT A

                                    SERVICES


1. SERVICES. For the following Services, Customer shall pay the applicable rates and receive the applicable discounts listed below, if any. Customer shall not be eligible to receive any other additional discounts, promotions and/or credits (Tariffed or otherwise). For services that receive a discount off of the Guide / Tariff rates, any change in the Guide / Tariff rates will be reflected in the invoice for the next monthly billing cycle. For services that receive a postalized rate which fluctuates with changes in the Guide / Tariff, those rates will be reviewed on the first day of January during each calendar year of the Term, and adjusted by an amount equal to the same percentage by which the corresponding standard Guide / Tariff rates were adjusted during the immediately preceding calendar year. For services with fixed rates, the rates shall remain fixed for the Term. For services and charges not specifically set forth in this Attachment, Customer shall pay MCI's standard Guide / Tariff rates or charges for the applicable service.

     1.1 DEDICATED ACCESS SERVICE (OPTIONS 1 & 2).

           1.1.1 In lieu of any other discounts, Customer will receive the 3-year Access Term Discount Plan associated with the Reach the Network Tiered Access Promotion, as set forth in the Guide, for the Term of this Agreement.

           1.1.2  In lieu of  the  rates  and  discounts  provided under Section
                  1.1.1 above, and in lieu of any other rates or discounts, Customer will pay the following local loop charges for MCI-provisioned DS1 Access based on NPA-NXX. The following rates shall be fixed for the Term:

                  NPA-NXX   MONTHLY RECURRING LOCAL      INSTALLATION COST
                            LOOP CHARGE
                  202-789   $202.08                      $200.00
                  773-384   $202.08                      $200.00
                  617-437   $202.08                      $200.00
                  213-386   $202.08                      $200.00
                  206-729   $202.08                      $200.00
                  972-991   $202.08                      $200.00

           1.1.3 Acceptance of Dedicated Access Service orders by MCI under this Agreement is contingent upon the availability of the China IPL Circuit defined in Section 1.3.1 below.

     1.2 ATM SERVICE. ATM Service allows Customer to transmit voice, video and data communications over a single virtual network via a variety of Customer network interface speeds and service categories without protocol conversion. ATM Service is currently available in North America and in select cities in Europe. ATM Service may include the following: (i) equipment necessary to support the ATM Service, including equipment located on Customer's premises and equipment located on MCI's premises, (ii) local access facilities, (iii) a
            Network  Node  (as  defined  below)  for  each  location   requiring
            connectivity to the MCI network, and (iv) maintenance of the equipment and services provided by MCI. A "Network Node" includes a port connection, i.e., access to the MCI network, and the permanent virtual circuits ("PVCs") assigned to said port.

           1.2.1 DOMESTIC ATM SERVICE (OPTIONS 1 & 2). Customer shall pay MCI's standard rates for Domestic ATM Service, including both monthly recurring charges and one-time non-recurring installation charges per location, less a fixed discount of fifty-two percent (52%) which will be applied to Customer's recurring port and PVC charges only.

           1.2.2 INTERNATIONAL ATM SERVICE (OPTIONS 1 & 2). Customer shall pay MCI's standard rates for International ATM Service (U.S. Originating), including both monthly recurring charges and one-time non-recurring installation charges per location less a fixed discount of fifty-two percent (52%) which will be applied to Customer's recurring port and PVC charges only.

           1.2.3  INTERNATIONAL  ATM SERVICE (NON-U.S. ORIGINATING) (OPTIONS 1 &
                  2). International ATM Service (Non-U.S. Originating) is MCI ATM Service which originates outside the United States and will be governed by the Guide as such Guide applies to Internet, Enhanced, and Other Nonregulated Products and Services to the extent permissible and not superseded by applicable local laws and regulations (including foreign Tariffs in those countries where the service originates and terminates). Subject to the discounts specified herein, Customer will pay Company's then-current standard rates and charges for the International ATM Service (Non-U.S. Originating). Such charges shall include:

                  o   Non-recurring installation and reconfiguration charges;

                  o Monthly Recurring Charges, which shall include recurring charges related to equipment, local access and maintenance (all pursuant to a separate contract) and recurring charges for Network Nodes, which shall be calculated on a calendar-month billing period and billed monthly in arrears by Company; and

                  o Ancillary Charges, which may include expedite and cancellation charges as well as pre- and post-engineering. Charges and credits due to changes in the Service (and additions or deletions of) Network Nodes during a month for which Customer has already been billed by Company, shall appear on a subsequent bill.

                  1.2.3.1 INSTALLATION CHARGES. Customer will receive the International ATM Port Installation Promotion and shall abide by the terms and conditions contained therein. For informational purposes, Customer's standard (non-expedite) installation charge for its DS-3 ATM port in Hong Kong, under the terms of the International ATM Port Installation Promotion, is $600.00.

                  1.2.3.2 DISCOUNTS. In lieu of any other discounts offered for International ATM Service (Non-U.S. Originating), Customer will receive a fixed discount of fifty-two percent (52%) off of recurring port and PVC charges only (i.e., exclusive of charges for

                                MCI CONFIDENTIAL
                                       5
                           any non-Guide service elements not specified as eligible for discounts, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges).

           1.2.4 Acceptance of ATM Service orders by MCI under this Agreement is contingent upon the availability of the China IPL Circuit defined in Section 1.3.1 below.

     1.3    INTERNATIONAL DEDICATED LEASED LINE/PRIVATE LINE SERVICE (OPTION 1).

           1.3.1 For Customer's International Private Line (Option 1) Service end-to-end DS-3 circuit between the China Netcom POP located at 9/F Telecom Building, No. 2 Xiaguangli, Chaoyang District, Beijing 100027, China and the MCI POP in Hong Kong, China (the "China IPL Circuit"), in lieu of all other rates and discounts, Customer will pay the charges set forth in Sections
                  1.3.1.1 and 1.3.1.2. The China IPL Circuit will be billed in U.S. Dollars. The charges below do not include any special construction costs or charges associated with Customer Facilities.

                  1.3.1.1  NON-RECURRING  CHARGES.  Customer will pay $16,411.00 for standard one-time (non-expedite) installation charges associated with the China IPL Circuit. Customer will be responsible for any other applicable non-recurring charges, including but not limited to expedite charges, relocation/change charges, and cancellation charges, which will be priced separately at MCI's discretion. Notwithstanding anything to the contrary in this Agreement, the Tariff(s) or Guide, installation charges for the China IPL Circuit will not be waived or offset by any installation credits provided to Customer under any available promotions or otherwise in the Tariff(s), Guide or this Agreement.

                  1.3.1.2  MONTHLY  RECURRING  CHARGES.   Customer  will  pay a
                           monthly recurring charge of $32,817.00 for the China IPL Circuit. Amounts paid by Customer for Monthly Recurring Charges for the China IPL Circuit will contribute toward Customer's satisfaction of the AVC.

           1.3.2 Billing for Monthly Recurring Charges for the China IPL Circuit will commence on the first day of the first full billing cycle following the date the circuit is first made available for use (the "Acceptance Date"). The first invoice will include non-recurring installation charges and fractional monthly recurring charges from the date of first availability of such facilities, as well as the monthly recurring charges for the first full month of service.

           1.3.3 Pricing for the China IPL Circuits is budgetary and subject to availability of facilities.

           1.3.4 The China IPL Circuit has a minimum circuit term commitment of 3 years. If Customer cancels the IPL Circuit prior to the expiration date of the circuit term commitment for reasons other than Cause, or MCI cancels the IPL Circuit for Cause or pursuant to the provision of this Agreement entitled Termination by MCI, then, unless the parties agree otherwise, this Agreement will terminate and Customer will be billed and required to pay the Early Termination Charges as set forth in this Agreement. If the parties agree that this Agreement should continue in full force and effect for the remainder of the term notwithstanding the termination of the China IPL Circuit, then Customer will be billed and required to pay an early termination charge equal to the monthly recurring charges for the remainder of the term of the China IPL Circuit as of the date of such termination, and Customer's AVC for each year remaining in the Term as of the date of such termination will be reduced by an amount equal to twelve (12) times the monthly recurring charge for the China IPL Circuit, or a pro rata portion thereof for any partial Contract Year. Customer will pay any early termination charges owed hereunder within thirty (30) days after such termination.





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                                MCI CONFIDENTIAL
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